                                                                    EXHIBIT 99.4

                          [FORM OF LETTER TO CLIENTS]
                OFFERING FOR $77,500,000 PRINCIPAL AMOUNT OF THE
                         11 1/2% SENIOR NOTES DUE 2006
                                IN EXCHANGE FOR
                     11 1/2% SERIES B SENIOR NOTES DUE 2006
                                       OF
                       WASTE SYSTEMS INTERNATIONAL, INC.

To Our Clients:

    Enclosed for your consideration is a Prospectus, dated [           ], 1999
(the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Waste Systems International, Inc. (the "Company"), to exchange its 11 1/2% Series B Senior Notes Due 2006 (the "New Senior Notes") for $77,500,000 principal amount of its outstanding 11 1/2% Senior Notes Due 2006 (the "Old Senior Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Note Registration Rights Agreement dated as of March 2, 1999, among the Company and the other signatories thereto.

    This material is being forwarded to you as the beneficial owner of the Old Senior Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD SENIOR NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Senior Notes held by us for your account pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00
p.m., Eastern Time, on [           ], 1999, unless extended by the Company. Any
Old Senior Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old Senior Notes held by persons who are not "affiliates" of the Company (for purposes of the Securities Exchange Act of 1934, as amended, including any and all Old Senior Notes held by you).

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

    3. Any transfer taxes incident to the transfer of Old Senior Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4.  The Exchange Offer expires at 5:00 p.m., Eastern Time, on [           ],
       1999, unless extended by the Company.

    IF YOU WISH TO HAVE US TENDER YOUR OLD SENIOR NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SENIOR NOTES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Waste Systems International, Inc. with respect to its Old Senior Notes.

    This will instruct you to tender the Old Senior Notes held by you for the account of the undersigned and to consent to the proposed Indenture amendment, all upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

/ / Please tender the Old Senior Notes held by you for my account as indicated below:

                                                  AGGREGATE PRINCIPAL AMOUNT OF OLD SENIOR
                                                                   NOTES
                                                --------------------------------------------

11 1/2% Senior Notes Due 2006.................  -------------------------------------------

/ / Please do not tender Old Senior Notes held by you for my account.

Dated:            , 1999                        -------------------------------------------

                                                -------------------------------------------
                                                                Signature(s)

                                                -------------------------------------------

                                                -------------------------------------------

                                                -------------------------------------------
                                                         Please print name(s) here

                                                -------------------------------------------

                                                -------------------------------------------
                                                                Address(es)

                                                -------------------------------------------
                                                       Area Code and Telephone Number

                                                -------------------------------------------
                                                Tax Identification or Social Security No(s).

    None of the Old Senior Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Senior Notes held by us for your account.

                                       2